EXHIBIT 99.1

Contact:	F. Michael Johnson
Chief Financial Officer
(251) 431-7813

BANCTRUST FINANCIAL GROUP, INC. REPORTS SECOND QUARTER PROFIT

MOBILE, Ala., July 30 /PRNewswire-FirstCall/ -- BancTrust Financial Group, Inc. (Nasdaq: BTFG) today reported its financial results for the second quarter and six months ended June 30, 2010.  The Company reported that its second quarter 2010 net income, before the preferred dividend, rose to $969,000 compared with a net loss, before the preferred dividend, of $118.0 million in the second quarter of 2009.   Net income available to common shareholders rose to $206,000, or $0.01 per fully diluted share, for the second quarter of 2010 compared with a net loss of $118.7 million, or $6.74 per diluted share, for the second quarter of 2009.  The second quarter net income (loss) available to common shareholders included a preferred stock dividend of $763,000 in 2010 and $761,000 in 2009.  The 2009 results also included a write-off of goodwill totaling $97.4 million, or $5.53 loss per diluted share.

“BancTrust reported its fourth consecutive quarter of improved profitability compared with the prior year’s quarter,” stated W. Bibb Lamar, Jr., President and Chief Executive Officer of BancTrust Financial Group, Inc.  “Our continued progress has benefitted from growth in net interest income, improved net interest margin and lower costs related to problem loans.

“We have made solid progress in stabilizing our loan portfolio since last year,” noted Mr. Lamar. We remain focused on improving loan quality and believe this will be an important driver in building BancTrust’s future earnings.”

Gulf Oil Spill

In late April 2010, an oil drilling platform exploded and sank in the Gulf of Mexico off the coast of Louisiana.  A sizeable oil spill developed in the Gulf. Oil and tar balls from the spill have intermittently reached the waters and beaches in the Company’s coastal markets in Alabama and Florida.  Beach cleanup has been rapid and fairly efficient, and skimmer boats have been removing oil from the water.  Containment efforts remain underway, and, as of the date of this release, the flow of oil has been stopped.

Shortly after the accident, we undertook an assessment of the Company’s loan portfolio in our coastal markets to determine how much of our loan portfolio is in industries that we anticipate may be directly affected by the oil spill.  We identified commercial and charter fishing, tourism and oil and gas as industries in our portfolio most susceptible to adverse effects from the oil spill.  The susceptible loans we have identified in these industries represent less than 4% of our total loan portfolio at June 30, 2010.  Although we have seen negative effects from the oil spill on the tourism, recreation, and commercial fishing industries in our coastal Florida and Alabama markets, we are uncertain at this time of the future impact of the oil spill, if any, on our financial condition or results of operations.  We may also see real estate values in our coastal markets suffer as a result of the oil spill.  Hopefully, the responsible parties will mitigate the negative effects on the parties directly affected.  We will continue to monitor and take appropriate steps to respond to the situation.

Second Quarter Results

Net interest revenue rose to $15.3 million in the second quarter of 2010 compared with $12.4 million in the second quarter of 2009.  The increase in net interest revenue was due primarily to the continued growth in net interest margin since last year.  BancTrust’s net interest margin rose 69 basis points to 3.34% in the second quarter of 2010 compared with 2.65% in the second quarter of 2009.  Net interest margin was down 6 basis points from the linked first quarter 2010 margin of 3.40% primarily due to higher average investments in short-term assets as BancTrust enhanced its liquidity position.

Loans totaled $1.42 billion at June 30, 2010, a slight decrease from total loans of $1.45 billion at March 31, 2010.  Total loans are down by 5.1% since June 30, 2009, as a result of the soft economy’s effect on loan demand and the transfer of $36.8 million in loans to other real estate owned (“OREO”) through the foreclosure process.

BTFG Reports Second Quarter Profit

July 30, 2010

Deposits totaled $1.76 billion at June 30, 2010, compared with $1.78 billion at June 30, 2009.  BancTrust’s liquidity remained strong at June 30, 2010, as evidenced by over $92.4 million in overnight funds sold.

The provision for loan losses declined to $3.1 million in the second quarter of 2010 compared with $22.1 million in the second quarter of 2009, and was up slightly from $2.9 million in the first quarter of 2010.  Net charge-offs for the second quarter of 2010 declined to $1.9 million compared with net charge-offs of $10.9 million in the second quarter of 2009.  The allowance for loan losses was strengthened to 3.44% of total loans at June 30, 2010, compared with 3.30% in the first quarter of 2010 and 3.27% in the second quarter of 2009.  Loans that were 30 days or more past due and accruing interest declined to 1.2% of total loans compared with 1.3% at June 30, 2009.  Non-performing loans declined to $114.0 million at June 30, 2010, from $125.5 million at December 31, 2009.  Renegotiated loans, all of which are accruing interest, accounted for $6.3 million of non-performing loans.

Total non-interest revenue increased 2.0% to $5.1 million in the second quarter of 2010 compared with $5.0 million in the second quarter of 2009.  The increase in non-interest revenue benefitted from higher trust fees, securities gains and other non-interest revenue, offset partially by lower service charges on deposit accounts.

Non-interest expense declined to $15.9 million in the second quarter of 2010 compared with $125.4 million in the second quarter of 2009.  Non-interest expenses for 2009 included a $97.4 million charge associated with the write-off of goodwill.  In the second quarter of 2010, losses on other real estate declined by $9.0 million, other real estate carrying costs declined by $1.1 million and FDIC insurance assessments declined by $1.3 million compared to the second quarter of 2009.

“Our non-interest expenses declined in every major category compared with the second quarter of last year,” noted Mr. Lamar.  “We have reduced operating costs by consolidating operations, leveraging our technology investments and implementing system-wide cost monitoring programs.  We expect these initiatives to continue yielding positive results as we grow our bank in the future.”

BancTrust’s pre-tax income increased to $1.5 million in the second quarter of 2010 compared with a pre-tax loss of $130.1 million in the second quarter of 2009.  Net income available to common shareholders was $206,000 for the second quarter of 2010 compared with a net loss to common shareholders of $118.7 million in the second quarter of 2009.

Six Months Results

Net income available to common shareholders was $592,000 for the first six months of 2010 compared with a net loss of $124.7 million for the first six months of 2009.  Net income per diluted share was $0.03 for the first six months of 2010 compared with a net loss of $7.08 per diluted share for the same period in 2009.  The 2009 results include a $97.4 million non-cash charge related to the write-off of goodwill as required by accounting standards.  The goodwill charge was equal to $5.53 per diluted share for the first six months of 2009.

Net interest income increased to $30.2 million in the first six months of 2010 compared with $25.2 million in the first six months of 2009.  The increase in interest income was due primarily to a 63 basis point increase in the net interest margin to 3.37% for the first six months of 2010 compared with 2.74% for the first six months of 2009.

The provision for loan losses declined to $5.9 million in the 2010 period compared with $33.2 million in the 2009 period. At June 30, 2010, non-performing assets totaled $186.1 million compared with $177.5 million at June 30, 2009.

“We remain focused on reducing the level of BancTrust’s non-performing assets,” stated Mr. Lamar.  “We continue to aggressively move non-performing loans through the foreclosure and sale process to minimize our risks and costs.  We believe these actions will be an important part of our strategy to strengthen our balance sheet and improve our profitability.”

Non-interest expense declined to $31.6 million in the first six months of 2010 compared with $142.6 million in the first six months of 2009.  The decline was due to reduced costs in every major expense category.  Non-interest expenses for 2009 included $97.4 million associated with a goodwill impairment charge.

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BTFG Reports Second Quarter Profit

July 30, 2010

BancTrust was classified as well-capitalized at the end of the second quarter of 2010.  Total risk-based capital was 13.68% for the holding company and 14.81% for the bank, compared with a regulatory requirement of 10.0% for a well-capitalized institution and a minimum regulatory requirement of 8.0%.  Tier 1 risk-based capital was 12.41% for the holding company and 13.54% for the bank, both measures significantly above the requirement of 6.0% for a well-capitalized institution and minimum regulatory requirement of 4.0%.

BancTrust’s Board of Directors has not declared a dividend during 2010.  “Our Board of Directors is committed to maintaining a strong capital base and building long-term shareholder value,” continued Mr. Lamar.  “We believe our recent results do not justify the payment of a cash dividend at this time.  Our Board will continue to evaluate the payment of future cash dividends as our earnings increase and the economy strengthens.”

About BancTrust Financial Group, Inc.

BancTrust Financial Group, Inc. is a registered bank holding company headquartered in Mobile, Alabama.  The Company provides an array of traditional financial services through 41 bank offices in the southern two-thirds of Alabama and 9 bank offices in northwest Florida.  BancTrust’s common stock is listed on the NASDAQ Global Select Market under the symbol BTFG.

Additional information concerning BancTrust Financial Group can be accessed at www.banktrustonline.com by following the link to investor relations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words such as  “expect,” “may,” “could,” “intend,” “project,” “hope,” “schedule,” “outlook,” “estimate,” “anticipate,” “should,” “will,” “plan,” “believe,” “continue,” “predict,” “contemplate” and similar expressions.  Our ability to accurately project results or predict the future effects of our plans and strategies is inherently limited.  Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Our forward-looking statements are based on information presently available to  management and are subject to various risks and uncertainties, in addition to the inherent uncertainty of predictions, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards and changes resulting from the recently enacted Emergency Economic Stabilization Act of 2008, American Recovery and Reinvestment Act of 2009, Dodd-Frank Wall Street Reform and Consumer Protection Act and programs enacted by the U. S. Treasury and BancTrust’s regulators to address capital and liquidity concerns in the financial system, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval or financing for any proposed acquisition or other strategic or capital raising transactions; costs or difficulties related to the integration of BancTrust’s businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; the April 2010 oil spill in the Gulf of Mexico may adversely affect our customers, the value of real estate collateral in our coastal markets, and our business and results of operations; and the other risks described in  BancTrust’s SEC reports and filings under “Cautionary Note Concerning Forward-Looking Statements” and “Risk Factors.”  You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made.  BancTrust has no obligation and does not undertake to publicly update, revise or correct any of its forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

-MORE-

BTFG Reports Second Quarter Profit

July 30, 2010

BANCTRUST FINANCIAL GROUP, INC.
(BTFG)
Financial Highlights (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2010	2010	2009	2009	2009	2010	2009

EARNINGS:
Interest revenue	$21,232	$20,820	$21,562	$21,399	$21,066	$42,052	$42,977
Interest expense	5,920	5,928	6,440	7,817	8,669	11,848	17,818

Net interest revenue	15,312	14,892	15,122	13,582	12,397	30,204	25,159

Provision for loan losses	3,050	2,850	2,500	1,725	22,050	5,900	33,150

Trust revenue	961	952	829	866	926	1,913	1,852
Service charges on deposit accounts	1,829	1,921	2,245	2,379	2,312	3,750	4,583
Securities gains	460	837	527	667	4	1,297	2,303
Other income, charges and fees	1,807	1,614	1,690	1,807	1,716	3,421	3,172
Total non-interest revenue	5,057	5,324	5,291	5,719	4,958	10,381	11,910

Salaries, pensions and other employee benefits	6,914	7,357	7,323	6,915	7,449	14,271	14,805
Net occupancy, furniture and equipment expense	2,510	2,542	2,645	2,757	2,599	5,052	5,275
Intangible amortization	567	567	588	687	688	1,134	1,375
Goodwill impairment	0	0	0	0	97,367	0	97,367
Loss on other real estate, net	300	162	143	663	9,340	462	10,983
Loss (gain) on repossessed and other assets	455	(206)	99	59	138	249	224
FDIC insurance assessment	1,004	940	1,103	778	2,290	1,944	2,679
Other real estate carrying cost	363	694	670	685	1,505	1,057	2,033
Other non-interest expense	3,740	3,651	3,859	4,167	4,062	7,391	7,850
Total non-interest expense	15,853	15,707	16,430	16,711	125,438	31,560	142,591
Income (loss) before income taxes	1,466	1,659	1,483	865	(130,133)	3,125	(138,672)
Income tax expense (benefit)	497	534	370	79	(12,217)	1,031	(15,478)
Net income (loss)	969	1,125	1,113	786	(117,916)	2,094	(123,194)

Effective preferred stock dividend	763	739	764	756	761	1,502	1,506

Net income (loss) to common shareholders	$206	$386	$349	$30	$(118,677)	$592	$(124,700)

Earnings (loss) per common share:
Total
Basic	$0.01	$0.02	$0.02	$0.00	$(6.74)	$0.03	$(7.08)
Diluted	0.01	0.02	0.02	0.00	$(6.74)	$0.03	$(7.08)

Cash dividends declared
per common share	$0.00	$0.00	$0.00	$0.00	$0.01	$0.000	$0.035

Book value per common share	$6.75	$6.64	$6.59	$6.61	$6.55	$6.75	$6.55

Common shares outstanding	17,639	17,639	17,634	17,634	17,629	17,639	17,629
Basic average common shares outstanding	17,639	17,638	17,634	17,634	17,613	17,639	17,601
Diluted average common shares outstanding	17,721	17,734	17,765	17,634	17,613	17,721	17,601

STATEMENT OF CONDITION:	06/30/2010	03/31/2010	12/31/09	09/30/09	06/30/09	06/30/2010	06/30/09
Cash and cash equivalents	$126,633	$139,095	$59,676	$94,724	$159,619	$126,633	$159,619
Securities available for sale	340,466	284,625	261,834	304,461	270,771	340,466	270,771
Loans and loans held for sale	1,421,604	1,449,142	1,468,588	1,496,258	1,498,336	1,421,604	1,498,336
Allowance for loan losses	(48,903)	(47,792)	(45,905)	(47,903)	(49,008)	(48,903)	(49,008)
Goodwill	0	0	0	0	0	0	0
Other intangible assets	5,693	6,260	6,827	7,415	8,102	5,693	8,102
Other assets	212,793	198,765	195,699	181,114	186,834	212,793	186,834
Total assets	$2,058,286	$2,030,095	$1,946,719	$2,036,069	$2,074,654	$2,058,286	$2,074,654

Deposits	$1,762,134	$1,735,957	$1,653,435	$1,738,430	$1,777,471	$1,762,134	$1,777,471
Short term borrowings	20,000	20,000	20,000	20,000	20,000	20,000	20,000
FHLB borrowings and long term debt	92,920	92,992	93,037	93,087	93,125	92,920	93,125
Other liabilities	16,319	16,299	16,449	20,510	21,264	16,319	21,264
Preferred stock	47,859	47,722	47,587	47,454	47,323	47,859	47,323
Common shareholders' equity	119,054	117,125	116,211	116,588	115,471	119,054	115,471
Total liabilities and shareholders' equity	$2,058,286	$2,030,095	$1,946,719	$2,036,069	$2,074,654	$2,058,286	$2,074,654

	Quarter Ended					Six Months Ended
	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09	06/30/10	06/30/09
AVERAGE BALANCES:
Total assets	$2,041,743	$1,977,474	$1,984,163	$2,049,546	$2,163,702	$2,009,786	$2,151,488
Earning assets	1,842,554	1,781,555	1,809,428	1,865,263	1,889,139	1,812,223	1,868,892
Loans	1,432,183	1,461,165	1,481,905	1,491,762	1,525,170	1,446,594	1,529,243
Deposits	1,746,412	1,682,915	1,686,494	1,752,623	1,753,792	1,714,839	1,732,044
Common shareholders' equity	118,079	117,353	117,313	116,001	231,964	117,718	237,234

PERFORMANCE RATIOS:

Return on average assets	0.19%	0.23%	0.22%	0.15%	-21.86%	0.21%	-11.55%
Return on average common shareholders' equity	0.70%	1.33%	1.18%	0.10%	-205.21%	1.01%	-106.00%
Net interest margin (tax equivalent)	3.34%	3.40%	3.32%	2.92%	2.65%	3.37%	2.74%

ASSET QUALITY:

Ratio of non-performing assets to total assets	9.04%	9.04%	9.13%	8.33%	8.56%	9.04%	8.56%
Ratio of allowance for loan losses to total loans, net of unearned income	3.44%	3.30%	3.13%	3.20%	3.27%	3.44%	3.27%
Net loans charged-off to average loans (annualized)	0.54%	0.27%	1.20%	0.75%	2.87%	0.40%	1.95%
Ratio of ending allowance to total non-performing loans	42.91%	38.07%	36.59%	40.02%	39.00%	42.91%	39.00%

CAPITAL RATIOS:

Average common shareholders' equity to
average total assets	5.78%	5.93%	5.91%	5.66%	10.72%	5.86%	11.03%
Dividend payout ratio	N/A	N/A	N/A	N/A	N/A	N/A	N/A

For additional information contact: F. Michael Johnson (251) 431-7813.

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